EXHIBIT 21.1

HCP, Inc.

SUBSIDIARIES

Line of business: Acquiring, developing, leasing, disposing and managing of healthcare real estate.

Wholly Owned Subsidiaries Unless Otherwise Noted	Number of Omitted Subsidiaries	Organized Under Laws of
HCP Atrium MOB LLC (95.30%)	—	Delaware
HCP DR California, LLC	—	Delaware
HCP CTE, L.P. (99.9%)	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR California II, LLC (84.57%)	—	Delaware
HCP Chino Hills, L.P. (99.9%)	—	Delaware
HCP DR MCD, LLC (70.89%)	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	—	Delaware
HCP ETE, L.P. (99.9%)	—	Delaware
HCP Life Science REIT, Inc. (99.99%)	39	Maryland
HCP/LFREP Carmichael Owner, LLC (99%)	—	Delaware
HCP Life Science TRS, LLC	2	Delaware
FSP-Deer Park, LLC (85%)	—	Delaware
HCP Louisville, Inc.	3	Delaware
Old Henry Healthcare I, LLC (90%)	—	Kentucky
HCP 2010 REIT LLC (99.99%)	6	Delaware
HCP 2010, LP	28	Delaware
HCP/LS 2011 REIT LLC (99.99%)	—	Delaware
HCPI/Tennessee, LLC (89.89%)	10	Delaware
HCPI Trust	—	Maryland
HCP Birmingham Portfolio, LLC (85%)	—	Delaware
HCPI/Utah, LLC (74.07%)	—	Delaware
HCPI/Utah II, LLC (71.06%)	11	Delaware
Louisiana-Two Associates, LLC (80%)	—	California
Ocean Acquisition 1, Inc.	193	Maryland
HCP Partner, LP	—	Delaware
S-H Twenty-One OpCo Ventures, LLC (90%)	24	Delaware
S-H Twenty-One PropCo Ventures, LLC (90%)	19	Delaware
SJH Medical Office Partners, Ltd. (97.18%)	—	Texas
Marion MOB Partners, L.P. (70%)	—	Illinois
Lexington MOB Partners, Ltd. (75.32%)	—	Florida
Parker MOB Owners LLC (72.32%)	—	Delaware
S-H 2014 OpCo TRS, Inc.	—	Delaware
S-H Forty-Nine OpCo Ventures, LLC (80%)	49	Delaware
S-H Forty-Nine PropCo Ventures, LLC (80%)	18	Delaware
Statesboro Associates, LLC (80%)	—	California
Texas HCP, Inc.	8	Maryland
Ft. Worth-Cal Associates, LLC (80%)	—	California
HCP UK Investments Holdings, Ltd	—	England and Wales
HCP UK Investments, Ltd	1	England and Wales
HCP Manchester PropCo Limited	—	England and Wales
HCP Manchester SubCo Limited	—	England and Wales
Deansgate Lane Management Company Limited (33%)	—	England and Wales
HCP Ventures V Member, LLC	—	Delaware
HCP Ventures V TRS, LLC	—	Delaware
HCP Ventures V, LLC (51%)	—	Delaware
CSH Master Care USA Inc.	—	Delaware
HCP S-H 2015 OpCo TRS, LLC	—	Delaware
S-H Thirty-Five OpCo Ventures, LLC (90%)	38	Delaware
S-H Thirty-Five PropCo Ventures, LLC (90%)	32	Delaware
HCP Vintage Park II TRS, LLC	—	Delaware
Vintage Park II Member, LLC (90%)	1	Delaware

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
CCRC OpCo Ventures, LLC	16	Delaware
CCRC PropCo Ventures, LLC	15	Delaware
Edgewood Assisted Living Center, LLC (45%)	—	Michigan
Horizon Bay Hyde Park Equity Owner, LLC (72%)	1	Delaware
HCP Ventures IV, LLC (20%)	4	Delaware
HCP Ventures III, LLC (30%)	3	Delaware
Seminole Shores Living Center, L.L.C. (50%)	—	Michigan
Suburban Properties LLC (66.67%)	—	Kentucky
Britannia Biotech Gateway Limited Partnership (55%)	—	Delaware
LASDK Limited Partnership (62.5%)	—	Delaware
Torrey Pines Science Center Limited Partnership (50%)	—	Delaware
HCR ManorCare, Inc. (9.48%)	—	Delaware
FDG-Vintage Park II, LLC (85%)	1	Delaware
FSP-Waldwick Holding, LLC (85%)	1	Delaware
S-H MRE/HCP OpCo Ventures LLC (50%)	4	Delaware
S-H MRE/HCP OpCo Ventures II LLC (50%)	—	Delaware
S-H MRE/HCP PropCo Ventures LLC (50%)	4	Delaware
S-H MRE/HCP PropCo Ventures II LLC (50%)	—	Delaware
Columbia Pacific China Healthcare Fund, L.P. (15.5%)	—	Cayman Islands